SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Identix Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

IDENTIX INCORPORATED
To Be Held On October 24, 2002

To The Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Identix Incorporated (the “Company”) will be held on Thursday, October 24, 2002, at 3:00 p.m. local time, at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, for the purpose of considering and acting upon the following proposals:

1.	To elect eight directors to serve for the ensuing year and until their successors are elected.

2.	To amend the Identix Incorporated Non-Employee Directors Stock Option Plan to increase the total number of shares reserved for issuance thereunder from 860,000 shares to 1,310,000 shares.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 2003.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on September 16, 2002 are entitled to notice of and to vote at the meeting. A list of the stockholders of record will be available for inspection at the Company’s headquarters at 5600 Rowland Road, Minnetonka, Minnesota 55343 during ordinary business hours for the ten-day period prior to the Annual Meeting.

      All stockholders are cordially invited to attend the meeting in person. In order to assure your representation at the meeting, you are urged to vote using our Internet or telephone voting systems or by marking, signing, dating and returning the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

Sincerely,

Joseph J. Atick
President and Chief Executive Officer

Minnetonka, Minnesota

October 3, 2002

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE BOARD OF DIRECTORS COMPENSATION COMMITTEE
REPORT OF THE BOARD OF DIRECTORS AUDIT COMMITTEE
Stock Performance Graph
EMPLOYMENT AGREEMENTS
CERTAIN TRANSACTIONS
PROPOSAL 2. APPROVAL OF AMENDMENT TO THE IDENTIX INCORPORATED NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS

IDENTIX INCORPORATED

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Identix Incorporated (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, October 24, 2002 at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The Company’s principal executive offices are located at 5600 Rowland Road, Minnetonka, Minnesota 55343. The Company’s telephone number is (952) 932-0888.

      These proxy solicitation materials were mailed on or about October 3, 2002 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

      Stockholders of record at the close of business on September 16, 2002 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 84,898,115 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding, and 234,558 shares of the Company’s Series A preferred stock, par value $0.01 per share (“Series A Preferred Stock”) were issued and outstanding.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      In order to constitute a quorum for the conduct of business, a majority of the outstanding shares of Common Stock and Series A Preferred Stock entitled to vote must be represented at the Annual Meeting.

      All shares represented by each properly executed, un-revoked proxy received in time for the Annual Meeting will be voted in the manner specified in the proxy. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted for the election of the directors (each, a “Director, and collectively, the “Directors”) listed in the proxy for election to the Board and for approval of the other proposals described in this proxy statement (this “Proxy Statement”).

      Directors are elected by a plurality vote of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or non-votes by any person or institution that is a record holder of shares as to the election of Directors will not affect the election of the candidates receiving the plurality of votes.

      All other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each matter. Abstentions with respect to any such matter are treated as shares present or represented and entitled to vote on that matter and have the same effect as negative votes. If shares are not voted by the person or institution that is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is effective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

      The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s Directors, officers and regular employees without additional compensation, personally or by telephone or fax.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Stockholder proposals that are intended to be presented at the 2003 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than June 1, 2003 in order to be included. Such stockholder proposals should be addressed to Identix Incorporated, 5600 Rowland Road, Minnetonka, MN 55343, Attn: Investor Relations.

PROPOSAL 1.

ELECTION OF DIRECTORS

General

      A Board of eight Directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s eight nominees named below. If any nominee shall become unavailable, the proxy holders will vote the proxies at their discretion for a substitute or additional nominee. It is expected that all nominees will be able and willing to serve as Directors. The term of office of each person elected as a Director will continue until the next Annual Meeting of stockholders or until his successor has been elected and qualified.

Vote Required

      The eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as Directors of the Company. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

Nominees

      The names of the nominees and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Robert McCashin	55	Chairman of the Board	2000

Joseph J. Atick	38	President and Chief Executive Officer of the Company	2002

Milton E. Cooper	64	(Retired) President, Federal Sector, Computer Sciences Corporation	2001

Malcolm J. Gudis	60	(Retired) Senior Vice President, Electronic Data Systems Corporation	2001

John E. Haugo	67	(Retired) Chairman and Chief Executive Officer, MedServe Link, Inc.	2002

George Latimer	67	Distinguished Visiting Professor Of Urban Studies, Macalester College	2002

John E. Lawler	53	President, East/ West Financial Services, Inc.	2002

Patrick H. Morton	62	Chairman and Chief Executive Officer, QuadRep Incorporated	1985

      Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any Director or executive officer of the Company and any other Director or executive officer of the Company.

      Robert McCashin has been a Director of the Company since October 2000. He was appointed as Chairman of the Board in January 2001. From October 2000 until the merger of the Company with Visionics Corporation (Visionics”) in June 2002, Mr. McCashin also served as the Chief Executive Officer of the Company. Prior to joining the Company, Mr. McCashin held various executive positions at Electronic Data Systems Corporation (“EDS”), a leading global services company, which he joined in 1971. From 1997 to 1999, Mr. McCashin served as Chief Executive Officer and President of Centrobe, a wholly owned subsidiary of EDS, and one of the world’s largest providers of enterprise customer management solutions. Prior to that time, Mr. McCashin held the position of Group Executive, Global Energy from 1995 to 1997, Group Executive, Southern Europe from 1992 to 1995, Group Executive, Federal Government Group from 1989 to 1992 and Division President, Federal Government Group from 1988 to 1989, each within EDS. Mr. McCashin began his career at EDS in systems engineering.

      Joseph J. Atick was named President and Chief Executive Officer of the Company and was appointed a Director effective with the merger of the Company with Visionics in June 2002. Dr. Atick served as Chief Executive Officer and a director of Visionics from February 2001 to June 2001 and also served as President of Visionics from April 2001 to June 2002. Dr. Atick held the position of Chief Executive Officer of Visionics Technology Corporation from 1994 until its merger with Digital Biometrics, Inc. in February 2001, forming Visionics Corporation.

      Milton E. Cooper has been a Director of the Company since 2001. Mr. Cooper is the immediate past Chairperson for the Secretary of the Army’s National Science Center Advisory Board and continues to serve on the Board of Directors of the National Science Center. From 1992 until his retirement in June 2001, Mr. Cooper served as President, Federal Sector for Computer Sciences Corporation (“CSC”), one of the largest systems integrators for federal government agencies and a leading supplier of custom software for aerospace and defense applications. Mr. Cooper joined Systems Group, the predecessor organization to CSC’s Federal Sector, in 1984, as Vice President, Program Development. Prior to joining CSC, Mr. Cooper served in various marketing and general management positions at IBM Corporation, Telex Corporation and Raytheon Company.

      Malcolm J. Gudis has been a Director of the Company since 2001. In 1993, he retired as a Senior Vice President of EDS, where he had worked for 22 years. For six of such years, he served as a member of EDS’ Board of Directors, and for eight of such years, he served on EDS’ seven man Leadership Council. Mr. Gudis also had direct responsibility for EDS’ international, commercial business interests outside of North America, including operations in over 30 countries as well as worldwide responsibility for the market segments comprising the Communications, Transportation and Energy and Petrochemical industries. In 1998, Mr. Gudis was awarded the first International Alumni Award by The Max M. Fisher School of Business at Ohio State University. He currently serves on The Dean’s Advisory Council at The Fisher College of Business at Ohio State University, The Board of Trustees of The Episcopal School of Dallas where he serves as Chancellor, The Carnegie Council on Ethics & International Affairs and numerous charitable and business organizations.

      John E. Haugo was appointed a Director of the Company effective with the Company’s merger with Visionics in June 2002. Dr. Haugo served as a director of Visionics from February 1998 to June 2002. Dr. Haugo has served as a director of Pointshare Corporation since August 2000. He was Chairman and Chief Executive of MedServe Link, Inc. from January 1998 to August 2000, at which time it was acquired by Pointshare. Dr. Haugo was Vice President and General Manager of the Serving Software Group Business Unit of HBO and Company from September 1994 to March 1997. From April 1986 to September 1994, prior to its acquisition by HBO, Dr. Haugo was founder, President, Chairman and Chief Executive Officer of Serving Software, Inc., a provider of health care scheduling and resource management systems. From January 1976 to January 1981, he served as Chief Executive Officer of Minnesota Educational Computing Corporation.

      John E. Lawler was appointed a Director effective with the merger of the Company with Visionics in June 2002. Mr. Lawler served as a director of Visionics from December 1999 to June 2002. Mr. Lawler has been President of East/ West Financial Services, Inc., a diversified financial management and business consulting firm, since November 1987. He is also a co-founder of Sterling Wealth Management, Inc., a registered investment advisor, and has served on its Board since October 1999. He currently serves as its Chief Executive Officer and Chairman of the Board. From November 1984 to March 1988, Mr. Lawler served as Executive Vice President of The Kamber Group, a public relations firm in Washington D.C. From March 1982 to October 1984, Mr. Lawler served as Senior Vice President and Chief Financial Officer of Gray and Company, an advertising, public relations and lobbying firm. From January 1975 to March 1982, Mr. Lawler served as Chief of the Office of Finance of the U.S. House of Representatives in Washington, D.C.

      Patrick H. Morton has been a Director of the Company since 1985. Mr. Morton is co-founder, Chairman and Chief Executive Officer of QuadRep Incorporated, a manufacturers’ representative company. He held the position of President of QuadRep from 1981 through 1990 and has been Chairman since 1991. From May 1997 to June 2000, Mr. Morton was President of Kokusai Semiconductor Equipment Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (“SEC”). Such officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company or representations from certain reporting persons, the Company believes that, during the fiscal year ended June 30, 2002, all Section 16(a) filing requirements applicable to its officers, Directors and 10% stockholders were met in a timely manner, except in the following instances: (1) Mr. Michael Halbouty, Dr. Paul Griffin and Mr. Dan Maase, each of whom is an executive officer of the Company, each filed a late Form 3; (2) Mr. Grant Evans, an executive officer of the Company during fiscal 2002, filed a late Form 4 reporting three exempt transactions; and (3) Mr. Mark Molina, an executive officer of the Company, Mr. Milton Cooper, a Director of the Company, and Mr. Paul Clark, and Director of the Company during fiscal 2002, each filed a late Form 5.

Board Meetings and Committees

      The Board held a total of 10 meetings during fiscal 2002.

      The Board currently has three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

      The Compensation Committee reviews and approves the Company’s executive officer compensation policy and administers the Company’s employee stock option plans and the Company’s Non-Employee Directors Stock Option Plan (the “Directors Plan”). The Compensation Committee held three meetings during fiscal 2002. In June 2002, the Compensation Committee was reconstituted and is now comprised of Patrick H. Morton (Chair), John E. Haugo and Malcolm J. Gudis. Prior to that time, the Compensation Committee was comprised of Patrick H. Morton, Randall Hawks and John E. Major. Messrs. Hawks and Major retired from the Board effective with the Company’s merger with Visionics in June 2002.

      The Audit Committee carries out the mandates of the Audit Committee Charter, which was adopted by the Board in July 2001. The Audit Committee held four meetings during fiscal 2002. In June 2002, the Audit Committee was reconstituted and is now comprised of John E. Lawler (Chair), Milton E. Cooper, George Latimer, Malcolm J. Gudis and John E. Haugo. Prior to such time, Patrick H. Morton, Milton E. Cooper and Randall Hawks were the members of the Audit Committee.

      A Nominating Committee was established by the Board of Directors in June 2002 to make recommendations regarding the composition of the Board and the nomination of individuals for election to the Board by the stockholders of the Company. The members of the Nominating Committee are Malcolm J. Gudis (Co-Chair), George Latimer (Co-Chair), Milton E. Cooper and John E. Lawler. The Nominating Committee will consider nominations proposed by the Company’s stockholders in accordance with the Company’s Bylaws. Under the Company’s Bylaws, for the 2003 Annual Meeting, stockholders may nominate candidates for election as Directors by delivery of written notice to the Company’s Secretary by July 26, 2003. Any such notice must set forth the reasons for the nomination, the name and address of the nominating stockholder, the class and number of shares owned by the nominating stockholder and any material interest of the stockholder in the nomination, all as set forth in greater detail in the Company’s Bylaws.

      During fiscal 2002, no incumbent Director attended fewer than 75% of the aggregate of all meetings of the Board and committees, if any, upon which such Director served.

Director Compensation

      Each non-employee Director receives a $30,000 annual fee for service on the Board and a fee of $2,000 per Board meeting attended. Each non-employee Director serving on a committee of the Board receives a fee of $1,000 per committee meeting attended, and each such Director who acts as chairman of a committee of the Board receives a fee of $1,000 per quarter for serving in that capacity. However, in the case of any committee of the Board served by co-chairmen, the quarterly fee is $500 for each co-chairman. Mr. McCashin, Chairman of the Board, ceased employment with the Company on June 25, 2002, but does not currently receive annual, meeting attendance or committee fees.

      Under the Directors Plan as currently in effect, each non-employee Director of the Company, upon such Director’s first election to the Board, is entitled to receive an automatic non-discretionary grant of (1) a nonqualified stock option (“NQO”) to purchase 30,000 shares of Common Stock if less than six months have elapsed since the last annual meeting of stockholders or (2) an NQO to purchase 15,000 shares of Common Stock if more than six months have elapsed since the last annual meeting of stockholders (in either case, “Initial Grant”). In addition, on the date of the first meeting of the Board following each annual meeting of the stockholders of the Company, each eligible Director is entitled to receive an NQO to purchase 30,000 shares of Common Stock (“Annual Grant”). Under the terms of the Directors Plan, a non-employee Director is any Director who is not an employee of the Company or any affiliate of the Company and has not been an employee of the Company or any affiliate of the Company at any time during the preceding twelve months. Mr. McCashin, Chairman of the Board, ceased employment with the Company on June 25, 2002, and therefore he is not currently eligible to receive stock option grants under the Directors Plan.

      The exercise price of the NQOs granted under the Directors Plan is equal to the fair market value of such shares on the date of grant. The NQOs become exercisable with respect to one fourth of the number of shares covered by such NQO for each three-month period elapsing after the date of grant, so that such NQO will be fully exercisable on the first anniversary of the date such NQO was granted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of July 31, 2002 by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Directors; (iii) each of the Company’s executive officers identified in the Summary Compensation Table; and (iv) all Directors and executive officers as a group. Percentage of ownership is based on 84,663,092 shares of Common Stock outstanding as of July 31, 2002. Shares of Common Stock subject to outstanding options or warrants currently exercisable or exercisable within 60 days after July 31, 2002 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. The Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Common Stock shown as being beneficially owned by them.

		Number Subject to
		Options and
	Number of Shares	Warrants	Percentage
Name and Address of	Beneficially	Exercisable	Beneficially
Beneficial Owner(1)	Owned	Within 60 days	Owned

State of Wisconsin Investment Board P.O. Box 7842 Madison, WI 53707	7,829,100 (2)	—	9.25%

Robert McCashin	977,033	970,833	1.14

Joseph J. Atick	2,268,272	—	2.68

Milton E. Cooper	37,500	37,500	*

Malcolm J. Gudis	22,500	22,500	*

John E. Haugo	129,312	84,366	*

George Latimer	90,347	64,212	*

John E. Lawler	57,629	49,432	*

Patrick H. Morton	180,829	132,500	*

Erik E. Prusch	116,081	108,542	*

Mark S. Molina	101,521	97,398	*

Linda N. Howard	15,066	14,267	*

Valerie J. Lyons	26,663	26,663	*

James P. Scullion	528,083	515,000	*

All Directors and executive officers as a group (15 persons)	5,782,239	2,224,042	4.85%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each of the Directors and executive officers above is c/o Identix Incorporated, 5600 Rowland Road, Minnetonka, MN 55343.

(2)	This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission by the State of Wisconsin Investment Board on July 10, 2002.

EXECUTIVE COMPENSATION

      The table set forth below provides certain summary information concerning compensation paid to or accrued for: (i) each person who served as the Company’s Chief Executive Officer during fiscal year 2002; (ii) each of the four other most highly compensated executive officers of the Company who served as executive officers at June 30, 2002; and (iii) one additional former executive officer of the Company who served during the Company’s 2002 fiscal year and otherwise would have been included in the table, but was not employed by the Company at June 30, 2002.

Summary Compensation Table

	Annual Compensation			Long-Term
				Compensation	Other
Name and Principal Position	Year	Salary	Bonus	Options(1)	Compensation

Robert McCashin(2)	2002	$400,000	$265,000	600,000	$491,859	(3)
Chairman and Former Chief Executive	2001	261,539	200,000	750,000	35,257	(3)
Officer	2000	—	—	—	—

Joseph J. Atick(4)	2002	3,462	—	450,000	—
President, Chief Executive Officer	2001	—	—	—	—
and Director	2000	—	—	—	—

James P. Scullion(5)	2002	280,000	62,375	100,000	331,633	(6)
Former President and Chief Operating	2001	273,773	70,000	—	14,685	(6)
Officer	2000	250,000	—	200,000	14,685	(6)

Erik E. Prusch(7)	2002	275,000	67,719	100,000	227,346	(8)
Chief Financial Officer	2001	58,173	—	250,000	409	(8)
	2000	—	—	—	—

Valerie J. Lyons(9)	2002	200,000	175,833	40,100	6,733	(10)
Executive Vice President, Worldwide	2001	42,308	—	75,000	1,379	(10)
Sales	2000	—	—	—	—

Linda N. Howard(11)	2002	195,338	88,907	20,100	5,860	(12)
Senior Vice President, Federal Strategic	2001	11,134	—	20,000	225	(12)
Business Group; President, Identix Public	2000	—	—	—	—
Sector, Inc.

Mark S. Molina(13)	2002	212,596	60,625	120,000	5,317	(14)
General Counsel and Secretary	2001	180,844	77,875	75,000	8,808	(14)
	2000	118,039	19,375	75,000	35,417	(14)

(1)	All figures in this column reflect shares of Common Stock into which options are exercisable.

(2)	Mr. McCashin served as the Company’s Chief Executive Officer from October 2000 to June 2002. He has been a Director since October 2000 and was appointed Chairman of the Board in January 2001.

(3)	The fiscal 2002 figure includes $410,769 in severance payments, $1,636 in premium payments for Mr. McCashin’s life insurance policy, $4,719 in matching contributions under the Company’s 401(k) plan and $74,735 in housing allowance payments. The fiscal 2001 figure includes $1,196 in premium payments for Mr. McCashin’s life insurance policy, $4,673 in matching contributions under the Company’s 401(k) plan and $29,388 in housing allowance payments.

(4)	Dr. Atick joined the Company in June 2002 following the merger of the Company with Visionics. Compensation is for partial year.

(5)	Mr. Scullion separated from the employment of the Company in June 2002. 2002 compensation is for partial year.

(6)	The fiscal 2002 figure includes $287,538 in severance payments, $30,640 in accrued vacation payments at separation, $6,423 in automobile allowance payments, $5,396 in matching contributions under the Company’s 401(k) plan and $1,636 in premium payments for Mr. Scullion’s life insurance policy. The fiscal 2001 figure includes $9,833 in automobile allowance payments, $6,750 in matching contributions under the Company’s 401(k) plan and $1,685 in premium payments for Mr. Scullion’s life insurance policy. The fiscal 2000 figure includes $8,000 in automobile allowance payments, $5,000 in matching contributions under the Company’s 401(k) plan and $1,685 in premium payments for Mr. Scullion’s life insurance policy.

(7)	Mr. Prusch joined the Company in April 2001. 2001 compensation is for partial year.

(8)	The fiscal 2002 figure includes $1,636 in premium payments for Mr. Prusch’s life insurance policy, $2,394 in matching contributions under the Company’s 401(k) plan, $197,521 in payments related to Mr. Prusch’s relocation to the San Francisco Bay Area and $25,795 in housing allowance payments. The fiscal 2001 figure includes $409 in premium payments for Mr. Prusch’s life insurance policy.

(9)	Ms. Lyons separated from the employment of the Company in July 2002.

(10)	The fiscal 2002 figure includes $1,823 in premium payments for Ms. Lyons’ life insurance policy and $4,910 in matching contributions under the Company’s 401(k) plan. The fiscal 2001 figure includes $456 in premium payments for Ms. Lyons’ life insurance policy and $923 in matching contributions under the Company’s 401(k) plan.

(11)	Ms. Howard joined the Company in May 2001. 2001 compensation is for partial year.

(12)	The fiscal 2002 figure represents $5,860 in matching contributions under the Company’s 401(k) plan. The fiscal 2001 figure represents $225 in matching contributions under the Company’s 401(k) plan.

(13)	Mr. Molina joined the Company in October 1999. 2000 compensation is for partial year.

(14)	The fiscal 2002 figure includes $1,636 in premium payments for Mr. Molina’s life insurance policy and $3,681 in matching contributions under the Company’s 401(k) plan. The fiscal 2001 figure includes $1,118 in premium payments for Mr. Molina’s life insurance policy and $7,690 in matching contributions under the Company’s 401(k) plan. The fiscal 2000 figure includes $33,000 in reimbursed relocation payments, $1,618 in matching contributions under the Company’s 401(k) plan and $799 in premium payments for Mr. Molina’s life insurance policy.

2002 Option Grant Table

      The following table sets forth stock options granted to the executive officers identified in the Summary Compensation Table during fiscal 2002 under the Company’s 1995 Equity Incentive Plan, New Employee Stock Incentive Plan and 2002 Equity Incentive Plan. Since inception, the Company has not granted any stock appreciation rights.

Option Grants in Last Fiscal Year

	Individual Grants

		% of Total			Potential Realizable Value
		Options			at Assumed Annual Rates
		Granted to	Exercise		of Stock Price Appreciation
		Employees	Price		for Options(2)
	Options	in Fiscal	Per	Expiration
Name	Granted(1)	Year 2002	Share(1)	Date	5%	10%

Joseph J. Atick	450,000	14%	$6.19	6/25/2012	$1,751,786	$4,439,370

Robert McCashin	600,000 (3)	19	4.95	8/14/2011	1,867,817	4,733,415

Erik E. Prusch	100,000	3	6.19	6/25/2012	389,286	986,537

Mark S. Molina	70,000	2	6.19	6/25/2012	272,500	690,569
	50,000	2	4.75	7/26/2011	149,362	378,514

Linda N. Howard	20,000	1	7.95	10/25/2011	99,994	253,405
	100	0	4.75	7/26/2011	299	757

Valerie J. Lyons	40,000	1	9.91	1/29/2012	249,294	631,750
	100	0	4.75	7/26/2011	299	757

James P. Scullion	100,000	3	4.75	7/26/2011	298,725	757,028

(1)	Unless otherwise noted, options vest annually over four years from the date of grant, and each option has an exercise price equal to the fair market value of one share of Common Stock on the date of grant.

(2)	Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate future stock price appreciation.

(3)	Options became fully vested as of the date of completion of the Company’s merger with Visionics. See “Employment Agreements” on page 14.

2002 Option Exercises and Year-end Value Table

      The following table sets forth the number and value of all unexercised options at June 30, 2002. The value of “in-the-money” options refers to options having an exercise price that is less than the market price of the Common Stock on June 30, 2002. No stock options were exercised in fiscal 2002 by the executive officer identified in the Summary Compensation Table.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Value of Unexercised
	Number of Unexercised	In-the-Money Options at
	Options at Fiscal Year End	Fiscal Year End(1)

Name	Exercisable/Unexercisable	Exercisable/Unexercisable

Joseph J. Atick	0/651,540	$0/495,000

Robert McCashin	970,833/379,167	1,404,000/0

Erik E. Prusch	72,917/277,083	0/110,000

Mark S. Molina	76,147/193,853	0/204,000

Linda N. Howard	11,767/48,333	254/0

Valerie J. Lyons	21,975/93,125	254/0

James P. Scullion	515,000/0	291,238/0

(1)	Value of unexercised in-the-money option at fiscal year end is based on the closing price per share of the Common Stock quoted on the Nasdaq National Market on June 30, 2002, less the exercise price.

      Other than stock options, the Company did not make any awards during the fiscal year ended June 30, 2002 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended for performance to occur over a period longer than one fiscal year.

REPORT OF THE BOARD OF DIRECTORS COMPENSATION COMMITTEE

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Compensation Committee, report of the Audit Committee and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

Compensation Committee Report on Executive Compensation

      The Compensation Committee is responsible for establishing and administering the policies, which govern both annual compensation and stock ownership programs for the Chief Executive Officer and certain other executive officers. Each year, salaries are determined and awards are made, if warranted, under the Company’s stock option plans.

      The Compensation Committee annually evaluates the Company’s corporate performance, and its executive compensation and incentive programs compared with the industry and with a broader group of similar size companies. In determining each of the Chief Executive Officer’s compensation and the former Chief Executive Officer’s compensation for fiscal 2002, the Compensation Committee considered the compensation paid by the Company’s direct competitors, a group of similar size companies and the corporate performance for the Company for the prior fiscal year.

      The Company’s compensation programs are designed to reward executives for long-term strategic management, to align the interests of the executive officers with the interests of the Company’s stockholders and to attract and retain highly talented and productive executives, and are leveraged on the basis of performance in terms of both cash compensation and incentive plans, paying more with good performance and less when it is below standard.

      The principal components of executive compensation are base salary, performance bonuses and stock options.

      Base salary is based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The Compensation Committee annually evaluates the Company’s corporate performance and conducts surveys of companies in the industry and of a broader group of similar size companies in order to determine whether the Company’s executive base salaries are in a competitive range.

      Performance bonuses are linked directly to the financial performance of the Company and specific performance objectives. These bonuses in particular emphasize the Compensation Committee’s belief that, when the Company is successful, the executives should be highly compensated to reflect the Company’s success, but that, conversely, if the Company is not successful and does not meet its financial objectives, only limited bonuses should be paid, and only on a case-by case basis, taking into account all relevant facts and circumstances. With respect to certain officers, a cash bonus is based on a formula using Company financial and specific performance objectives.

      The principal equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and in some, but not all cases, on an annual basis thereafter. Options are occasionally granted for promotions or other special achievements. The initial option granted to the executive usually vests over a period of four years. The purpose of any annual option grant is to ensure that the executive always has options that vest in increments in the future. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management’s objectives with the stockholders.

      During fiscal 2002, certain executive officers received salary increases equivalent to the amount required to align them with comparable executives in similar industries, as well as incentive stock options.

      During fiscal 2003, the Compensation Committee will continue to carefully consider executive compensation in relation to the Company’s performance compared to that of industry performance levels.

COMPENSATION COMMITTEE

Patrick H. Morton, Chairman
Malcolm J. Gudis
John E. Haugo

Compensation Committee Interlocks and Insider Participation

      Randall Hawks Jr., a member of the Compensation Committee of the Board during fiscal 2002, was formerly Executive Vice President of the Company from 1989 to November 1993 and was Vice President of Marketing from 1985 to 1989.

      Charles W. Richion, a member of the Compensation Committee of the Board through July 12, 2001, was formerly Vice President, Biometric Security Division for the Company from January 1998 to July 1998 and was Vice President of Corporate Development from June 1997 to January 1998.

REPORT OF THE BOARD OF DIRECTORS AUDIT COMMITTEE

      The following is a report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2002, which include the Company’s consolidated balance sheets as of June 30, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2002, and the notes thereto.

General

      The Board has adopted a written Audit Committee Charter. In general, the Audit Committee Charter sets forth: (i) the Scope of the Audit Committee’s responsibilities and the means by which it carries out these responsibilities; (ii) the outside auditor’s accountability to the Board and the Audit Committee; and (iii) the Audit Committee’s responsibility to ensure the independence of the outside auditor.

Review with Management

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management.

Review and Discussions with Independent Accountants

      The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

      The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which related to the accountant’s independence from the Company and the Company’s related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. In addition, the Audit Committee has also considered whether the provision of those services set forth in the table below is compatible with PricewaterhouseCoopers LLP maintaining its independence from the Company.

Conclusion

      Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

AUDIT COMMITTEE

John E. Lawler, Chairman
Milton E. Cooper
Malcolm J. Gudis
John E. Haugo
George Latimer

AUDIT FEES

      The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2002:

Description of Services

Audit fees(1)	$488,400

Financial information system design and implementation fees(2)	0

All other fees(3)	508,600

Total	$997,000

(1)	Represents the aggregate fees billed or to be billed for professional services rendered for the audit of the Company's 2002 annual financial statements and for the review of the financial statements included in the Company's quarterly reports during such period.

(2)	There were no fees billed by PricewaterhouseCoopers LLP for financial information systems design and implementation services for fiscal 2002.

(3)	Represents the aggregate fees billed in fiscal 2002 for services other than audit and financial information system design and implementation. This category includes fees for services rendered in connection with the Company’s merger with Visionics Corporation, assistance with regulatory filings, comfort letters and tax services.

Stock Performance Graph

      The following graph compares the cumulative total stockholder return on the Common Stock from July 1, 1997 to June 30, 2002 with the cumulative total return on the Russell 2000 Index, a new Peer Group (Viisage Technology, Inc. and SAFLINK Corporation) and a former Peer Group (SAFLINK Corporation) over the same period1.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG IDENTIX INCORPORATED, THE RUSSELL 2000 INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

*	$100 invested on 6/30/97 in stock or index — including reinvestment of dividends. Fiscal year ending June 30.

	6/97	6/98	6/99	6/00	6/01	6/02

IDENTIX INCORPORATED	100.00	57.30	88.76	141.02	56.18	65.61
RUSSELL 2000	100.00	116.51	118.26	135.19	136.08	124.28
NEW PEER GROUP	100.00	12.90	10.31	19.62	6.86	13.25
OLD PEER GROUP	100.00	15.91	19.70	33.33	3.03	4.33

[1]	In previous years, the Company also included Visionics and Printrak International, Inc. in this peer group analysis. However, Printrak International, Inc. was acquired by Motorola, Inc. in November 2000. The Company merged with Visionics in June 2002. Following its merger with Visionics, the Company has begun to compete in the biometric facial recognition marketplace and accordingly, has added Viisage Technology, Inc. to its peer group analysis.

EMPLOYMENT AGREEMENTS

      In June 2002, the Company and Mr. Robert McCashin amended Mr. McCashin’s Employment Agreement with the Company. Pursuant to the agreement, which became effective on June 25, 2002 (the “Effective Date”), Mr. McCashin ceased to serve as the Chief Executive Officer of the Company but continues to serves a Chairman of the Board. Under the agreement, Mr. McCashin received a $400,000 payment on the Effective Date and is entitled to: (i) an additional $900,000 payable over two years; (iii) potential additional payments of up to $350,000 per year for two years based on criteria set by the Compensation Committee of the Board; (iv) medical and life insurance benefits until he turns 65 or accepts employment with another company; (v) a payment equal to the difference between $2,000,000 and the amount received under the agreement on and after the Effective Date upon Mr. McCashin’s constructive termination or termination without cause; (vi) a payment equal to $400,000 upon voluntary termination, to the extent that all payments received under the agreement on and after the Effective Date do not exceed $2,000,000; (vii) possible gross-up payments for taxes payable by Mr. McCashin following a change in control of the Company; and (viii) payment of the exercise price of the options with a promissory note in accordance with the terms of Mr. McCashin’s option agreements with the Company. In addition, under the agreement, approximately 379,167 shares of Mr. McCashin’s options to purchase shares of common stock granted in October 2000 ceased to vest as of June 25, 2002, the effective date of the Company’s merger with Visionics and approximately 220,833 shares of the October 2000 options will remain exercisable until 90 days after Mr. McCashin ceases to serve as Chairman. Options to purchase a total of 150,000 shares of Common Stock granted to Mr. McCashin in October 2000 and 600,000 shares granted to Mr. McCashin in August 2001 became fully vested as of June 25, 2002 and those options will remain exercisable until 12 months after Mr. McCashin ceases to serve as Chairman.

      As President and Chief Executive Officer of the Company, Joseph J. Atick entered into a four-year employment agreement with the Company in June 2002. The agreement provides for: (i) an annual base salary of $300,000 (subject to increase); (ii) an annual bonus of up to 50 percent of base salary; (iii) a stock option to purchase 450,000 shares of Common Stock; (iv) a $4,000 per month housing allowance; (v) a $1,000 per month automobile allowance; (vi) a severance payment equal the greater of (a) two times his then current base salary and most recent bonus and (b) up to $2,000,000 plus accrued but unpaid base salary and bonus upon constructive termination or termination without cause; (vi) accelerated option vesting and continuation of benefits upon constructive termination or termination without cause; and (vii) possible gross-up payments for taxes payable by Dr. Atick following a change in control of the Company.

      As Chief Financial Officer of the Company, Erik E. Prusch entered into an Employment Agreement with the Company in April 2001. The agreement, as amended in August 2001 and April 2002, has a term of four years from April 2001. The agreement provides for: (i) an annual base salary of $275,000 per year (subject to increase); (ii) a performance-based annual bonus of up to $137,500 per year; (iii) a stock option to purchase 250,000 shares of Common Stock which are subject to accelerated vesting upon a change in control; (iv) severance payments equal to one year’s base salary upon constructive termination or termination without cause; (v) continuation of benefits for one year following constructive termination or termination without cause; (vi) accelerated vesting and extended exercisability of stock options upon constructive termination or termination without cause; and (vii) possible gross-up payments for taxes payable by Mr. Prusch following a change in control of the Company. The agreement also provides for a housing subsidy relating to Mr. Prusch’s former home in the San Francisco Bay Area, and a no-interest, five-year housing loan in the amount of $300,000 on that home. The loan was extended when Mr. Prusch purchased his home in the San Francisco Bay Area in October 2001, and was re-paid in full by Mr. Prusch on July 1, 2002 when he sold that home.

      Ms. Linda Howard and Mr. Mark S. Molina, executive officers of the Company, each entered into an Employment Agreement with the Company in August 2001. Ms. Howard’s agreement has a term of two years from August 2001, and Mr. Molina’s agreement, as amended in April 2002, has a term of four years from August 2001. Each of the agreements provides for: (i) the payment of a base salary; (ii) an annual bonus; (iii) severance payments equal to one year’s base salary upon constructive termination or termination without cause; (iv) continuation of benefits for one year following constructive termination or termination without cause; (v) accelerated vesting and extended exercisability of stock options upon constructive termination or termination without cause; and (vi) possible gross-up payments for taxes payable following a change in control of the Company.

      On April 29, 2002, the Company entered into a separation agreement and release with its then President and Chief Operating Officer, James P. Scullion. Pursuant to the agreement, Mr. Scullion resigned as an officer and a director of the Company on June 25, 2002 and received a payment equal to $280,000. The agreement also provides for: (i) a payment of $140,000 in June 2003; (ii) continued life insurance and other employee benefits for one year; and (iii) accelerated vesting and extended exercisability of stock options.

      On July 22, 2002, the Company entered into a separation agreement and release with its then Executive Vice President of Sales, Valerie J. Lyons. Pursuant to the agreement, Ms. Lyons resigned her employment with the Company on July 28, 2002 and received a payment of $400,000 at that time. She also received a payment of $11,822 in lieu of continued life insurance and other employee benefits for one year. The agreement provides for accelerated vesting and extended exercisability of Ms. Lyons’ stock options.

      In accordance with the terms of her employment agreement with the Company and in connection with her separation of employment from the Company on June 25, 2002, Ms. Sunday Lewis, formerly Executive Vice President and Chief Marketing Officer of the Company, received a $200,000 severance payment and on June 26, 2002 received a $12,500 payment in lieu of continued life insurance and other employee benefits for one year. In addition, stock options held by Ms. Lewis were subject to accelerated vesting and extended exercisability.

      In accordance with the terms of his employment agreement with the Company and in connection with his separation of employment from the Company on June 25, 2002, Mr. Grant E. Evans, formerly Executive Vice President, Global Strategy, received a $207,000 severance payment and a $7,500 payment in lieu of continued life insurance and other employee benefits for one year. In addition, stock options held by Mr. Evans were subject to accelerated vesting and extended exercisability.

      In accordance with the terms of his employment agreement and in connection with his separation of employment from the Company in September 2001, Mr. Paul J. Bulger, formerly an Executive Vice President, Global Services Group of Identix Public Sector, Inc. Mr. Bulger received a severance payment equal to approximately $92,000 and will receive continued life insurance benefits, not to exceed $6,000 per year or $48,000 in the aggregate.

      In accordance with the terms of his employment agreement and in connection with his separation of employment from the Company in July 2001, Mr. Oscar R. Pieper, formerly the Company’s Vice President, Business Development will continue to receive his base salary and certain medical, dental and life insurance benefits for a period of 15 months from the date of separation of employment. In addition, Mr. Pieper’s stock options were subject to accelerated vesting at the time of his separation.

      In accordance with the terms of his employment agreement and in connection with his separation of employment from the Company in July 2001, Mr. Daniel H. Dellegrotti, formerly the Company’s Vice President and General Manager, received his base salary and certain medical, dental and life insurance benefits for a period of 12 months from the date of his separation of employment. The Company also forgave in full a $130,000 low-interest loan provided to Mr. Dellegrotti. The loan had been provided to compensate Mr. Dellegrotti for the loss of stock options that he surrendered as a result of his departure from his previous employer. In addition, an annuity policy immediately vested in Mr. Dellegrotti’s favor. The annuity policy was purchased by the Company at a cost of $332,982 and provided to Mr. Dellegrotti as a replacement for the loss of income he would have received as a pension payment from his previous employer.

CERTAIN TRANSACTIONS

      Robert McCashin’s son, Robert J. McCashin, was employed by IPS as a Sales Executive through August 30, 2002. At the time of his departure, his annual salary was $90,000, plus commissions. In July 2001, he was granted options to purchase up to 5,100 shares of Common Stock. One hundred of such shares vested immediately upon grant; the balance vested cumulatively at the rate of 1/48th per month over four years. The options have an exercise price equaling the fair market value of shares of Common Stock on the date of the grant, and options that had vested at his departure date are exercisable for 90 days thereafter.

      Patrick H. Morton is a member of the Board and its Compensation Committee (see “Board Meetings and Committees” above) and presently owns 38% of Integrated Manufacturing Solutions, Inc. (“IMS”), a manufacturer of integrated circuit boards that provides manufacturing services to the Company. IMS billed the Company approximately $1,076,000, $1,620,000 and $2,920,000 in fiscal 2002, 2001 and 2000 respectively. Amounts outstanding to IMS at June 30, 2002 were approximately $43,000.

PROPOSAL 2.

APPROVAL OF AMENDMENT TO THE IDENTIX INCORPORATED

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

      The Board has approved, subject to stockholder approval, an amendment to increase the total number of shares reserved for issuance under the Directors Plan by 450,000 from 860,000 to 1,310,000.

      Currently, the Directors Plan provides that a total of 860,000 shares of Common Stock may be issued thereunder upon exercise of non-qualified stock options (“NQOs” or “Options”) granted under the Directors Plan. The Directors Plan does not provide for the issuance of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). As of September 16, 2002, there were 65,000 shares that were currently available for grant to recipients (“Optionees”) under the Directors Plan. The Company believes that the proposed increase in the number of shares available for grant is necessary to ensure that there will be a sufficient reserve of shares to permit the grant of further options to non-employee Directors for the next two years. The Company believes that the increase in the number of shares covered by option grants under the Directors Plan is necessary in order to continue to attract, motivate and retain high caliber Board members.

      The following table shows the number of shares covered by options granted to the identified groups under the Directors Plan in fiscal year 2002. All options were granted at fair market value as of the date of grant.

Number of Shares

All executive officers as a group	0

All Directors who are not executive officers as a group	225,000

All employees (other than executive officers) as a group	0

Description of the Directors Plan

      Only non-employee Directors of the Company are eligible to participate in the Directors Plan. The Directors Plan is designed to work automatically. However, to the extent administration is necessary, it is provided by the Board or the Board may delegate its authority to a committee of the Board. Option grants to non-employee Directors are made on a formula basis and not on a discretionary basis. The Directors Plan provides that when a person who is not, and has not been in the preceding twelve months, an officer or an employee of the Company is elected or appointed a member of the Board, the Company will grant that person on the effective date of such election or appointment (i) an NQO to purchase 30,000 shares of Common Stock if less than six months have elapsed since the last annual meeting of stockholders or (ii) an NQO to purchase 15,000 shares of Common Stock if at least six months have elapsed since the last annual meeting of stockholders (in either case, an “Initial Grant”). The Directors Plan further provides that on the first meeting of the Board immediately following the annual meeting of stockholders of the Company (even if held on the same day as the meeting of stockholders), the Company will grant to each non-employee Director then in office an NQO to purchase an additional 30,000 shares of Common Stock (an “Annual Grant”).

      All NQOs granted under the Directors Plan have an exercise price equal to the fair market value of such shares on the date of grant and become exercisable with respect to one fourth of the number of shares covered by such Option for each three month period which elapses after the date of grant, so that such Option will be fully exercisable on the first anniversary of the date such option was granted. The Company currently has six non-employee Directors who are eligible to participate in the Directors Plan, all of whom have been nominated for election at the Annual Meeting.

      The consideration payable in connection with any Option (including any related taxes) may be paid by delivery of shares of Common Stock of the Company. Options granted under the Directors Plan have a term of ten years. Options generally terminate three months after a non-employee Director ceases to be, for any reason, a Director, but if a non-employee Director ceases to be a Director due to death, disability or retirement, the Option may be exercised for two years after the termination.

      The Board may amend, alter, or discontinue the Directors Plan or any Option at any time, except that the consent of a participant is required if the participant’s existing rights under an outstanding Option would be impaired. In addition, to the extent required under applicable tax and securities laws and regulations, the stockholders of the Company must approve any amendment, alteration, or discontinuance of the Directors Plan that would increase the total number of shares reserved under the Directors Plan and in certain other circumstances as the Board may deem advisable to comply with such laws and regulations. In addition, the provisions of the Directors Plan governing who is granted Options, the number of shares covered by each Option, the exercise price, and the period of exercisability and the timing of Option grants may not be amended more than once every six months, other than for changes to comport with the Code or the Employee Retirement Income Security Act of 1974.

      In the event of a “change in control” of the Company, as defined in the Directors Plan, the vesting of Options will automatically accelerate. A “change in control” is defined to include the acquisition of 20% or more of the voting power of the Company’s outstanding stock, a proxy solicitation for one or more directors without support of the then-current Board, and certain mergers or reorganizations or other changes in ownership of the Company’s assets or stock.

      The Company believes it important that Directors have meaningful equity ownership in the Company and believes one way to provide the appropriate level of ownership is through a formula plan such as that set forth in the Directors Plan.

Federal Income Tax Consequences

      Award; Exercise. An Optionee is not taxed upon the award of an option under the Directors Plan. Optionee will have ordinary income at the time of exercise measured by the difference between the original grant price of the option and the fair market value of the Common Stock on the exercise date. The Optionee’s tax basis in the shares will be the share’s fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date.

      Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee’s tax basis in the shares, which will be long-term gain or loss if the Optionee’s holding period in the shares is more than one year.

      Exercise with Stock. If an Optionee tenders common stock (other than statutory option stock, or ISO shares) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market. The value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

Equity Compensation Plan Information

      The table below discloses the following information with respect to Identix’ equity compensation plans that have been approved by stockholders and plans that have not been approved by stockholders:

•	Number of securities issuable upon exercise of outstanding options, warrants and other rights under a plans as of June 30, 2002;

•	Weighted-average exercise price of such options, warrants and other rights; and

•	Number of securities available for issuance under each category as of June 30, 2002.

	(a) Number of	(b) Weighted-	(c) Number of securities
	securities to be issued	average exercise	remaining available for future
	upon exercise of	price of outstanding	issuance under equity
	outstanding options,	options, warrants	compensation plans (excluding
Plan Category	warrants and rights	and rights	securities reflected in column(a))

Equity compensation plans approved by security holders	6,424,708	$7.65	6,226,412

Equity compensation plans not approved by security holders	2,857,371	7.64	217,686

Total	9,282,079	7.65	6,444,098

      In April 2000, the Company adopted the New Employee Stock Incentive Plan (“New Employee Plan”), which has not been approved by Identix’ stockholders. The New Employee Plan will expire in 2010. In February 2001, the Company amended the New Employee Plan so that a total of 2,500,000 shares of Common Stock are currently reserved for issuance under the New Employee Plan. Under the New Employee Plan, awards may be granted as a material inducement to any person accepting employment or consultancy with the Company, provided such person is not employed by the Company at the time of the award. The New Employee Plan provides for the discretionary award of options, restricted stock, stock purchase rights, performance shares or any combination of these awards to eligible person, provided, however, that only NQOs may be granted under the plan. Under the New Employee Plan, the term of any NQO granted may not exceed 15 years, and the exercise price of any such NQO must be at least 85% of the fair market value of the Common Stock at the date of grant. However, Identix’ stockholders must approve the issuance of any NQOs below the fair market value of the Common Stock at the date of grant. Options generally vest on a monthly basis over a period of four years.

Proposal

      Shareholders are being asked to approve the amendments to the Directors Plan described above. The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock of the Company represented and voting at the Annual Meeting is required for approval of the amendments to the Directors Plan.

Board Recommendation

      The Board recommends a vote “FOR” approval of the proposal.

PROPOSAL 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending June 30, 2003, and recommends that stockholders vote “FOR” ratification of such appointment. In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent auditors firm at any time during the year if the Board feels that such a change would be in the Company’s and its stockholders’ best interests. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

OTHER MATTERS

      Management knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the Company that the persons named in the enclosed form of proxy vote the shares they represent as Management may recommend.

Dated: October 3, 2002

THE BOARD OF DIRECTORS

PROXY

For The Shares Of

IDENTIX INCORPORATED

A Delaware Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock and/or Preferred Stock of Identix Incorporated (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the notice of the stockholders’ meeting to be held on October 24, 2002, and appoints Joseph J. Atick and Mark S. Molina, each of them, as proxy of the undersigned with power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present and voting the shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

(Continued on other side.)

FOLD AND DETACH HERE

Please mark your votes as indicated in this example	☒

		FOR all nominees listed (except as noted to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed

1.	To Elect Directors:	☐	☐

Nominees:

01 Robert McCashin

02 Joseph J. Atick

03 Milton E. Cooper

04 Malcolm J. Gudis

05 John E. Haugo

06 George Latimer

07 John E. Lawler

08 Patrick H. Morton

		FOR	AGAINST	ABSTAIN

2.	To Amend the Non-Employee Directors Stock Option Plan	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending June 30, 2003	☐	☐	☐

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations, or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature	Date

Signature	Date

FOLD AND DETACH HERE

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 4 p.m. Eastern Standard Time on the business day prior to the Annual Meeting.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/idnx		Telephone 1-800-435-6710		Mail

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
You do NOT need to mail back your proxy card.